Exhibit 3a

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Filed in the office of

Document Number

ROSS MILLER

200906834-27

Ross Miller

Filing Date and Time

Secretary of State

9/17/2009 7:43: AM

State of Nevada

Entity Number

E0505712009-8

Articles of Incorporation

       (PURSUANT TO NRS 78)

1.  Name of

     Corporation:

MIRADOR, INC.

2.  Resident Agent

Corporate Capital Formation, Inc.

     Name and Street

2724 Otter Creek Ct #101

Las Vegas

Nevada 89117

     Address:

3.  Shares:

Number of shares

Par value

Number of shares

with par value:

75,000,000

per share

$.001

without par value:

4.  Names & Addresses

     Of the Board of

     Directors/Trustees:

Stephen A Schramka

420 Nellis Blvd. Ste. 131

Las Vegas

Nevada 89110

5.  Purpose:      The purpose of this Corporation shall be: Any Legal Purpose

6.  Name, Address

     And Signature of

     incorporator:

Stephen A. Schramka

X  /s/Stephen A. Schramka

420 Nellis Blvd. Ste. 131

Las Vegas

Nevada 89110

7.   Certificate of

      Acceptance of

      Appointment of

      Resident Agent:        I hereby accept appointment as Resident Agent for the above named corporation

X  /s/  Roger Coleman                 9/17/09